EXHIBIT LIST

(9)(a) Opinion and Consent of Counsel
(9)(b) Consent of Counsel
(10)   Consent of Independent Accountants









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Sutherland, Asbill & Brennan, L.L.P.
1275 Pennsylvania Avenue
Washington, D.C. 20004-2404



April 16, 1997

Board of Directors
Intramerica Life Insurance Company
9 Ramland Road
Orangeburg, New York 10962

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post -Effective Amendment No. 7 to the registration statement on Form N-4 for Intramerica Variable Annuity Account (File No. 33-54116). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very truly yours,

SUTHERLAND, ASBILL & BRENNAN, L.L.P.


BY:____________________________________
   /S/ Stephen E. Roth









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                                INTRAMERICA


Intramerica Life Insurance Company - 9 Ramland Road - Orangeburg, New York
                                   10962


April 21, 1997

Board of Directors
Intramerica Life Insurance Company
9 Ramland Road
Orangeburg, New York 10962

Ladies and Gentlemen:

With reference to Post -Effective Amendment No. 7 to the Registration Statement on Form N-4, soon to be filed by Intramerica Life Insurance Company (the "Company"), and Intramerica Variable Annuity Account (the "Account") with the Securities and Exchange Commission covering the registration under the Securities Act of 1933 of certain variable annuity contracts (the "Contracts") to be funded by the Account, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination it is my opinion that:

1. The Company is duly organized and validly existing under the laws of the State of New York and has been duly authorized to issue Variable Annuity Contracts by the Department of Insurance of the State of New York.

2. The Contracts, when issued after the Post-Effective Amendment becomes effective and in the manner contemplated by the Post-Effective Amendment, will be, under New York law, legally issued and will represent binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Registration Statement.


Sincerely,


Alexis M. Berg
Vice President, General Counsel
  & Corporate Secretary








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                    CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Intramerica Life Insurance Company:


We consent to the inclusion of the following in Post-Effective Amendment No. 7 to the Registration Statement of the Intramerica Variable Annuity Account on Form N-4 (File No. 811-5649 and Registration No. 33-54116):

     - Our report dated February 10, 1997, on our audits of the financial statements of the Intramerica Variable Annuity Account as of December 31, 1996 and for each of the two years in the period ended December 31, 1996.

     - Our report dated February 10, 1997, on our audits of the financial statements of Intramerica Life Insurance Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

     -  The reference to our Firm under the caption "Independent
Accountants".




COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 18, 1997